Exhibit 99.1

OpenTable, Inc. Announces Second Quarter Financial Results

— Increases Revenue by 53% over Q2 2010 to $34.3 Million —

— Grows Installed Restaurants by 60% and Seated Diners by 53% over Q2 2010 —

— Achieves EPS of $0.26 and Non-GAAP EPS of $0.33 —

SAN FRANCISCO — August 2, 2011 — OpenTable, Inc. (NASDAQ: OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the second quarter ended June 30, 2011.

OpenTable reported consolidated net revenues for Q2 2011 of $34.3 million, a 53% increase over Q2 2010.  Consolidated net income for Q2 2011 was $6.3 million, or $0.26 per diluted share.  Non-GAAP consolidated net income for Q2 2011, which excludes tax-affected stock-based compensation expense and tax-affected amortization of acquired intangibles, was $8.1 million, or $0.33 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.  International operations include the operating results of toptable.com, a recent acquisition which closed on October 1, 2010.

North America Results

•                  Installed restaurant base as of June 30, 2011, totaled 15,560, a 27% increase over June 30, 2010.

•                  Seated diners totaled 22.2 million, a 47% increase over Q2 2010.

•                  Revenues totaled $29.2 million, a 38% increase over Q2 2010.

•                  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation) totaled $14.8 million, or 51% of North America revenues, a 68% increase over Q2 2010.

International Results

•                  Installed restaurant base as of June 30, 2011, totaled 7,067, a 276% increase over June 30, 2010.

•                  Seated diners totaled 1.6 million, a 249% increase over Q2 2010.

•                  Revenues totaled $5.0 million, a 289% increase over Q2 2010.

•                  Non-GAAP adjusted EBITDA totaled a loss of $0.5 million compared to a loss of $1.2 million in Q2 2010.

•                  In Q2 2011, toptable.com contributed approximately 668,000 seated diners, $2.9 million of revenue and $0.3 million of non-GAAP adjusted EBITDA to the Company’s results.

“Our solid performance in the second quarter was driven by strong growth in the number of installed restaurants and seated diners globally,” said Matt Roberts, President and CEO of OpenTable.  “We’re pleased with the continued momentum in our business and with the progress we’re making across a variety of initiatives that support future growth.”

Q2 2011 Consolidated Financial and Operating Summary

•                  Installed restaurant base as of June 30, 2011, totaled 22,627, a 60% increase over June 30, 2010.

•                  Seated diners totaled 23.8 million, a 53% increase over Q2 2010.

•                  Total revenues were $34.3 million in Q2 2011, up 53% over Q2 2010 revenues of $22.5 million.

•                  Subscription revenues were $12.6 million in Q2 2011, up 20% over Q2 2010 revenues of $10.5 million.  Subscription revenues increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.

•                  Reservation revenues were $18.3 million in Q2 2011, up 70% over Q2 2010 revenues of $10.7 million.  Reservation revenues primarily increased as a result of the increase in seated diners.  In Q2 2011, toptable.com contributed $2.1 million to reservation revenues.

•                  Installation and other revenues were $3.4 million in Q2 2011, up 172% over Q2 2010 revenues of $1.3 million.  Installation and other revenues increased primarily as a result of an increase in revenue from other product offerings, including advertising sales, web service licensing, featured private dining listings and third-party restaurant coupon sales.  In Q2 2011, toptable.com contributed $0.8 million to installation and other revenues.

•                  Total operating expenses were $24.8 million in Q2 2011, up 36% over Q2 2010 operating expenses of $18.3 million.  The increase was primarily driven by a 48% increase in headcount including those from the acquisition of toptable.com, the addition of other toptable.com expenses, and an increase in amortization of acquired intangibles.

•                  Total operating income was $9.5 million in Q2 2011 compared to $4.2 million in Q2 2010.  Non-GAAP consolidated operating income, excluding stock-based compensation expense and amortization of acquired intangibles, was $12.4 million in Q2 2011 compared to $6.1 million in Q2 2010.

•                  The Q2 2011 GAAP income tax expense was $3.2 million, or a 34% tax rate.

•                  Consolidated net income was $6.3 million, or $0.26 per diluted share, in Q2 2011 compared to $2.6 million, or $0.11 per diluted share, in Q2 2010.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense and tax-affected amortization of acquired intangibles, was $8.1 million, or $0.33 per diluted share, in Q2 2011 compared to $3.6 million, or $0.15 per diluted share, in Q2 2010.

•                  As of June 30, 2011, OpenTable had cash and cash equivalents and short-term investments of $69.1 million.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through August 31, 2011, at http://investors.opentable.com/events.cfm.  This call may contain forward-looking statements and other material information regarding the Company’s financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures.  Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA.  Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses.   Within the Company’s reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company’s business operations. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance.  Management uses these non-GAAP measures to evaluate the Company’s financial results.  The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company’s revenues primarily include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations.  The financial results and other information in this press release reflect the acquisition of toptable.com, as applicable.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.  These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements.  Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company’s business; the Company’s ability to maintain an adequate rate of growth; the Company’s ability to effectively manage its growth; the Company’s ability to attract new restaurant customers; the Company’s ability to increase the number of visitors to its website and convert those visitors into diners; the Company’s ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company’s reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the Company’s other filings with the SEC.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants.  The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants.  OpenTable has more than 20,000 restaurant customers, and, since its inception in 1998, has seated more than 200 million diners around the world.  The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the United Kingdom.  OpenTable also owns and operates toptable.com, a leading restaurant reservation site in the United Kingdom.

####

OpenTable, OpenTable.com, OpenTable logos, toptable.com and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

Contact Information

Investor Relations:	415-344-6520	investors@opentable.com
Media Relations Contact:	415-344-4275	pr@opentable.com

OPENTABLE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$50,160,000	$33,444,000
Short-term investments	18,941,000	9,080,000
Accounts receivable, net	15,485,000	13,292,000
Prepaid expenses and other current assets	2,886,000	2,919,000
Deferred tax asset	7,930,000	7,882,000
Restricted cash	—	167,000

Total current assets	95,402,000	66,784,000

Property, equipment and software, net	15,167,000	14,612,000
Goodwill	43,692,000	42,347,000
Intangibles, net	18,956,000	20,248,000
Deferred tax asset	5,541,000	5,539,000
Other assets	877,000	366,000

TOTAL ASSETS	$179,635,000	$149,896,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,000,000	$7,666,000
Accrued compensation	4,436,000	4,189,000
Deferred revenue	2,142,000	1,852,000
Dining rewards payable	18,089,000	15,398,000
Total current liabilities	32,667,000	29,105,000

Deferred revenue — non-current	2,474,000	2,802,000
Deferred tax liability	5,261,000	5,644,000
Income tax liability	12,758,000	8,577,000
Other long-term liabilities	474,000	1,623,000

Total liabilities	53,634,000	47,751,000

STOCKHOLDERS’ EQUITY:
Common stock	2,000	2,000
Additional paid-in capital	154,598,000	143,292,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive income (loss)	735,000	(1,305,000)
Accumulated deficit	(28,687,000)	(39,197,000)

Total stockholders’ equity	126,001,000	102,145,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$179,635,000	$149,896,000

OPENTABLE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands, except per share amounts)

REVENUES	$34,290	$22,453	$67,997	$43,704

COSTS AND EXPENSES:
Operations and support (1)	9,686	6,324	19,158	12,326
Sales and marketing (1)	6,403	5,046	14,215	9,786
Technology (1)	3,531	3,020	7,578	5,740
General and administrative (1)	5,148	3,879	11,010	7,902

Total costs and expenses	24,768	18,269	51,961	35,754

Income from operations	9,522	4,184	16,036	7,950
Other income, net	24	73	45	142

Income before taxes	9,546	4,257	16,081	8,092
Income tax expense	3,221	1,673	5,571	2,984

NET INCOME	$6,325	$2,584	$10,510	$5,108

Net income per share:
Basic	$0.27	$0.11	$0.45	$0.23
Diluted	$0.26	$0.11	$0.43	$0.21

Weighted average shares outstanding:
Basic	23,558	22,502	23,446	22,352
Diluted	24,615	23,801	24,573	23,648

(1) Stock-based compensation included in above line items:

Operations and support	$446	$232	$858	$419
Sales and marketing	493	471	1,003	865
Technology	437	360	888	643
General and administrative	460	737	2,091	1,407
	$1,836	$1,800	$4,840	$3,334

Other Operational Data:
Installed restaurants (at period end):
North America	15,560	12,250	15,560	12,250
International	7,067	1,878	7,067	1,878
Total	22,627	14,128	22,627	14,128

Seated diners (in thousands):
North America	22,196	15,130	43,066	29,223
International	1,618	463	3,171	871
Total	23,814	15,593	46,237	30,094

Headcount (at period end):
North America	378	293	378	293
International	162	73	162	73
Total	540	366	540	366

Additional Financial Data:
Revenues:
North America
Subscription	$11,090	$9,450	$21,711	$18,541
Reservation	15,560	10,468	30,536	20,266
Installation and other	2,592	1,238	5,769	2,373
Total North America Revenues	$29,242	$21,156	$58,016	$41,180
International
Subscription	$1,472	$1,012	$2,869	$1,972
Reservation	2,736	263	5,367	502
Installation and other	840	22	1,745	50
Total International Revenues	5,048	1,297	9,981	2,524
Total Revenues	$34,290	$22,453	$67,997	$43,704

Income (loss) from operations:
North America	$12,240	$5,653	$22,325	$10,946
International	(2,718)	(1,469)	(6,289)	(2,996)
Total	$9,522	$4,184	$16,036	$7,950

Depreciation and amortization:
North America	$1,741	$1,495	$3,436	$2,898
International	1,209	135	2,345	273
Total	$2,950	$1,630	$5,781	$3,171

Stock-based compensation:
North America	$862	$1,689	$2,881	$3,168
International	974	111	1,959	166
Total	$1,836	$1,800	$4,840	$3,334

OPENTABLE, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income “as reported”	$6,325	$2,584	$10,510	$5,108
Add back: stock-based compensation expense	1,836	1,800	4,840	3,334
Income tax effect of stock-based compensation	(778)	(780)	(1,918)	(1,453)
Add back: amortization of acquired intangibles	1,005	74	1,993	148
Income tax effect of amortization of intangibles	(272)	(30)	(558)	(59)

NON-GAAP CONSOLIDATED NET INCOME	$8,116	$3,648	$14,867	$7,078

Non-GAAP diluted net income per share	$0.33	$0.15	$0.61	$0.30

Weighted average diluted shares outstanding	24,615	23,801	24,573	23,648

Non-GAAP consolidated operating income:
GAAP income from operations “as reported”	$9,522	$4,184	$16,036	$7,950
Add back: stock-based compensation expense	1,836	1,800	4,840	3,334
Add back: amortization of acquired intangibles	1,005	74	1,993	148

NON-GAAP OPERATING INCOME	$12,363	$6,058	$22,869	$11,432

North America Adjusted EBITDA:
GAAP operating income “as reported”	$12,240	$5,653	$22,325	$10,946

Adjustments:
Stock-based compensation expense	862	1,689	2,881	3,168
Amortization of acquired intangibles	88	74	176	148
Depreciation and other amortization expense	1,653	1,421	3,260	2,750

North America Adjusted EBITDA	$14,843	$8,837	$28,642	$17,012

International Adjusted EBITDA:
GAAP operating loss “as reported”	$(2,718)	$(1,469)	$(6,289)	$(2,996)

Adjustments:
Stock-based compensation expense	974	111	1,959	166
Amortization of acquired intangibles	917	—	1,817	—
Depreciation and other amortization expense	292	135	528	273

International Adjusted EBITDA	$(535)	$(1,223)	$(1,985)	$(2,557)